UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St., Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London W1J 0AH The United Kingdom	Delftseplein 27E 3013 AA Rotterdam The Netherlands

(Addresses of principal executive offices)

(713) 309-7200	+44 (0)207 220 2600	+31 (0)10 275 5500

(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2015, the term of our existing $2.0 billion Amended and Restated Credit Agreement, dated June 5, 2014, among LyondellBasell Industries N.V. (the “Company”) and LYB Americas Finance Company, a wholly owned subsidiary of the Company, Bank of America, N.A., as Administrative Agent, and the lenders party thereto (the “Credit Agreement”), was extended for one year until June 5, 2020 pursuant to a Consent Agreement (the “Consent Agreement”) among the parties to the Credit Agreement. All other material terms of the Credit Agreement remain unchanged.

A copy of the Consent Agreement is included in this Form 8-K as Exhibit 10 and incorporated herein by reference. The summary description of the Consent Agreement in this report is qualified in its entirety by reference to Exhibit 10.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10	Consent Agreement, dated June 5, 2015, among LyondellBasell Industries N.V. and LYB Americas Finance Company, as Borrowers, Bank of America, N.A., as Administrative Agent and the lender parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: June 9, 2015	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President

Exhibit Index

Exhibit	Description

10	Consent Agreement, dated June 5, 2015, among LyondellBasell Industries N.V. and LYB Americas Finance Company, as Borrowers, Bank of America, N.A., as Administrative Agent and the lender parties thereto